Exhibit 99.1

Travel + Leisure Co. Reports Fourth Quarter and Full-Year 2020 Results

ORLANDO, Fla. (Feb. 24, 2021) — Travel + Leisure Co. (NYSE:TNL), the world’s leading membership and leisure travel company, today reported fourth quarter and full-year 2020 financial results for the period ended December 31, 2020. The Company is reporting its first financial results since changing its name from Wyndham Destinations, Inc., on February 17, 2021.

Fourth quarter 2020 highlights:

•Net income from continuing operations of $4 million (diluted EPS of $0.05) on net revenue of $645 million

•Adjusted EBITDA of $148 million and adjusted diluted EPS of $0.32 (1)

Full-year 2020 highlights:

•Net loss from continuing operations of $253 million (loss per share of $2.95) on net revenue of $2.2 billion

•Adjusted EBITDA of $259 million and adjusted loss per share of $0.94

•Net cash provided by operating activities from continuing operations of $374 million and adjusted free cash flow of $35 million

Outlook:

•First quarter 2021 adjusted EBITDA is projected to range from $95 million to $110 million

Dividend:

•The Company will recommend a first quarter 2021 dividend of $0.30 per share for approval by the Board of Directors

"At the end of an extraordinary year, I’m proud to report our team delivered a robust fourth quarter, with sequential improvement in vacation ownership interest (VOI) sales and adjusted EBITDA. Our resilient business model allowed us to weather an extremely difficult year in the travel industry. The early actions we took to transform our business and reduce costs enabled us to deliver positive adjusted free cash flow for the full year, as well as adjusted EBITDA margins of over 20% in the second half," said Michael D. Brown, president and CEO of Travel + Leisure Co.

"The strength of our business has allowed us to execute several strategic growth initiatives despite the macro headwinds. We successfully launched Panorama in 2020 and we acquired the Travel + Leisure brand and travel club businesses in January of this year. Both initiatives position the Company for future success, allowing us to expand more broadly into the larger leisure travel market."
(1) This press release includes adjusted EBITDA, adjusted diluted EPS from continuing operations, adjusted free cash flow from continuing operations, gross VOI sales and adjusted net income/
(loss) from continuing operations, which are metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial
Information" and the tables for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.

Business Segment Results

The results of operations during the fourth quarter of 2020 include impacts related to the COVID-19 global pandemic, which have been significantly negative to the travel industry, the Company, its customers and employees. Refer to Table 8 for a breakout of COVID-19 related impacts.

Vacation Ownership (formerly Wyndham Vacation Clubs)

$ in millions	Q4 2020	Q4 2019	% change	FY 2020	FY 2019	% change
Revenue	$512	$801	(36)%	$1,637	$3,151	(48)%
Adjusted EBITDA	$115	$222	(48)%	$121	$756	(84)%
Margin	22%	28%		7%	24%

Vacation Ownership revenue decreased 36% to $512 million in the fourth quarter. Gross VOI sales decreased 52% to $281 million with tours 64% lower year-over-year. Volume Per Guest (VPG) increased 24% to $2,938. Fourth quarter adjusted EBITDA was $115 million, compared to $222 million in the prior year.

Travel and Membership (formerly Panorama)

$ in millions	Q4 2020	Q4 2019	% change	FY 2020	FY 2019	% change
Revenue	$135	$181	(25)%	$528	$898	(41)%
Adjusted EBITDA	$49	$55	(11)%	$191	$289	(34)%
Margin	36%	30%		36%	32%

Travel and Membership revenue decreased 25% to $135 million and adjusted EBITDA decreased 11% to $49 million in the fourth quarter. The 600 basis point increase in adjusted EBITDA margin to 36% in the fourth quarter was primarily driven by cost saving initiatives. Cancellations in the fourth quarter were elevated relative to 2019, due to travel restrictions, and Exchange gross bookings were down just 3% for the quarter compared to the prior year.

Balance Sheet and Liquidity

Net Debt — As of December 31, 2020, the Company's leverage ratio for covenant purposes was 5.4x, well within the 7.5x amended covenant. The Company had $4.2 billion of corporate debt outstanding as of December 31, 2020, which excluded $2.2 billion of non-recourse debt related to its securitized notes receivable. Additionally, the Company had cash and cash equivalents of $1.2 billion. The Company's next long-term debt maturity is $250 million of secured notes due March 2021. At the end of the fourth quarter, the Company had $1.6 billion of liquidity in cash and cash equivalents and revolving credit facility capacity.

Timeshare Receivables Financing — The Company renewed its $800 million conduit facility on October 27, 2020 and extended the maturity date to October 31, 2022.

Cash Flow — For the full-year 2020, net cash provided by operating activities from continuing operations was $374 million compared to $453 million in the prior year. Adjusted free cash flow from continuing operations was $35 million in 2020 compared to $617 million in the prior year.

Share Repurchases — The Company suspended share repurchase activity in the first quarter of 2020. For the full-year 2020, the Company repurchased 3.1 million shares of common stock for $125 million at a weighted average price of $40.79 per share.

Dividend — The Company paid $26 million ($0.30 per share) in cash dividends on December 30, 2020 to shareholders of record as of December 15, 2020. For the full-year 2020, Travel + Leisure Co. paid an aggregate $138 million in dividends to shareholders.

Other

Travel + Leisure Brand Acquisition — On January 5, 2021, Wyndham Destinations acquired the Travel + Leisure brand from Meredith Corporation. On February 17, 2021, Wyndham Destinations, Inc. changed its name to Travel + Leisure Co. and began trading under the ticker symbol NYSE:TNL. The $100 million acquisition was funded with cash on hand of $35 million paid at closing, with trailing payments to be completed by June 2024. The acquisition is expected to be neutral to earnings in the first year and accretive in the second year.

Outlook

For the first quarter of 2021, the Company expects adjusted EBITDA to range from $95 million to $110 million.

This guidance is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future.

Conference Call Information
Travel + Leisure Co. will hold a conference call with investors to discuss the Company’s results and outlook today at 8:30 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investor.travelandleisureco.com, or by dialing 877-876-9173, passcode TNL, 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today. Additionally, a telephone replay will be available for four days beginning at 12:00 p.m. ET today at 800-695-0974.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as adjusted EBITDA, adjusted diluted EPS from continuing operations, adjusted free cash flow from continuing operations, gross VOI sales and adjusted net income from continuing operations, which include or exclude certain items, as well as non-GAAP guidance. The Company utilizes non-GAAP measures, defined in Table 9, on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release. See definitions on Table 9 for an explanation of our non-GAAP measures.

About Travel + Leisure Co.
Travel + Leisure Co. is the world’s leading membership and leisure travel company, with a portfolio of nearly 20 resort, travel club, and lifestyle travel brands. The company provides outstanding vacation experiences and travel inspiration to millions of owners, members, and subscribers every year through its products and services: Wyndham Destinations, the largest vacation ownership company with more than 245 vacation club resort locations across the globe; Panorama, the world’s foremost membership travel business that includes the largest vacation exchange company, industry-leading travel technology, and subscription travel brands; and Travel + Leisure Group, featuring top online and print travel content, online booking platforms and travel clubs, and branded consumer products. At Travel + Leisure Co., our global team of associates brings hospitality to millions, turning vacation inspiration into exceptional travel experiences. We put the world on vacation. Learn more at travelandleisureco.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,”“will,”“expects,”“should,”“believes,”“plans,”“anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future,” "intends," "projects" or other words of similar meaning. Forward looking statements are subject to risks and uncertainties that could cause actual results of Travel + Leisure Co. (the “Company” or “TNL”) to differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements contained in this press release include statements related to TNL's current views and expectations with respect to its future performance and operations, and other anticipated future events and expectations that are not historical facts. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that might cause such a difference include, but are not limited to, risks associated with the acquisition of the Travel + Leisure brand and all related assets from Meredith Corporation, including unanticipated costs and/or delays, unfavorable reaction by customers, partners, employees, or suppliers, future revenues being lower than expected, failure or inability to implement growth or expansion strategies in a timely manner or at all, local and global political and economic conditions; uncertainty with respect to the scope and duration of the novel coronavirus global pandemic (COVID-19) and any resurgences and the pace of recovery; the timing of the development and distribution of an effective vaccine or treatment for COVID-19; the potential impact of the COVID-19 pandemic and governmental, business and individuals’ actions in response to the pandemic and our related contingency plans and cost and investment reductions on our business, vacation ownership interest (VOI) sales and tour flow, consumer demand and liquidity, our ability to comply with financial and restrictive covenants under our indebtedness and our ability to access capital on reasonable terms, at a reasonable cost or at all, our and Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”) ability to maintain credit ratings, general economic conditions and unemployment rates, the performance of the financial and credit markets, the competition in and the economic environment for the timeshare industry; risks associated with employees working remotely or operating with a reduced workforce; the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, and pandemics (including COVID-19) or threats of pandemics; operating risks associated with the Vacation Ownership and Travel and Membership segments; uncertainties related to our ability to realize the anticipated benefits of the spin-off of the hotel business (“spin-off”) Wyndham Hotels or the divestiture of our North American and European vacation rentals businesses, or the acquisition of Alliance Reservations Network (“ARN”); unanticipated developments related to the impact of the spin-off, the divestiture of our North American and European vacation rentals businesses, the acquisition of ARN and related transactions, including any potential impact on our relationships with our customers, suppliers, employees and others with whom we have relationships, and possible disruption to our operations; our ability to execute on our strategy, the timing and amount of future dividends and share repurchases, if any, and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K most recently filed with the SEC. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Christopher Agnew
Senior Vice President, FP&A and Investor Relations
(407) 626-4050
Christopher.Agnew@wyn.com

Media:
Steven Goldsmith
Corporate Communications
(407) 626-5882
Steven.Goldsmith@wyn.com

Travel + Leisure
Table of Contents

Table Number
1.Consolidated Statements of Income/(Loss) (Unaudited)
2.Summary Data Sheet
3.Operating Statistics
4.Revenue by Reportable Segment
5.Non-GAAP Measure: Reconciliation of Net Income/(Loss) to Adjusted EBITDA
6.Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales
7.Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Adjusted Free Cash Flow from Continuing Operations
8.COVID-19 Related Impacts
9.Definitions

Table 1

Travel + Leisure
Consolidated Statements of Income/(Loss) (Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net revenues
Service and membership fees	$293	$366	$1,139	$1,606
Net VOI sales	231	464	505	1,848
Consumer financing	107	130	467	515
Other	14	21	49	74
Net revenues	645	981	2,160	4,043

Expenses
Operating	269	380	1,130	1,648
Cost of vacation ownership interests	29	45	2	186
Consumer financing interest	26	27	101	106
General and administrative	102	111	398	491
Marketing	82	162	329	666
Depreciation and amortization	32	32	126	121
COVID-19 related costs	6	—	88	—
Asset impairments	2	27	52	27
Restructuring	12	5	39	9
Separation and related costs	—	1	—	45
Total expenses	560	790	2,265	3,299
Gain on sale of business	—	(68)	—	(68)
Operating income/(loss)	85	259	(105)	812
Other (income), net	(3)	(4)	(14)	(23)
Interest expense	54	39	192	162
Interest (income)	(1)	(2)	(7)	(7)
Income/(loss) before income taxes	35	226	(276)	680
Provision for/(benefit from) income taxes	31	71	(23)	191
Net income/(loss) from continuing operations	4	155	(253)	489
(Loss)/gain on disposal of discontinued business, net of income taxes	(2)	12	(2)	18
Net income/(loss) attributable to TNL shareholders	$2	$167	$(255)	$507

Basic earnings/(loss) per share
Continuing operations	$0.05	$1.73	$(2.95)	$5.31
Discontinued operations	(0.02)	0.14	(0.02)	0.19
	$0.03	$1.87	$(2.97)	$5.50

Diluted earnings/(loss) per share
Continuing operations	$0.05	$1.73	$(2.95)	$5.29
Discontinued operations	(0.02)	0.14	(0.02)	0.19
	$0.03	$1.87	$(2.97)	$5.48

Weighted average shares outstanding
Basic	86.1	89.5	86.1	92.1
Diluted	86.6	89.8	86.1	92.4

Table 2

Travel + Leisure
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Consolidated Results

Net income/(loss) attributable to TNL shareholders	$2	$167	(99)%	$(255)	$507	(150)%
Diluted earnings/(loss) per share	$0.03	$1.87	(98)%	$(2.97)	$5.48	(154)%
Net income/(loss) from continuing operations	$4	$155	(97)%	$(253)	$489	(152)%
Diluted earnings/(loss) per share from continuing operations	$0.05	$1.73	(97)%	$(2.95)	$5.29	(156)%

Adjusted Earnings/ (Loss) from Continuing Operations
Adjusted EBITDA	$148	$265	(44)%	$259	$991	(74)%
Adjusted net income/(loss)	$28	$142	(80)%	$(80)	$520	(115)%
Adjusted diluted earnings/(loss) per share	$0.32	$1.58	(80)%	$(0.94)	$5.62	(117)%

Segment Results

Net Revenues
Vacation Ownership	$512	$801	(36)%	$1,637	$3,151	(48)%
Travel and Membership	135	181	(25)%	528	898	(41)%
Corporate and other	(2)	(1)		(5)	(6)
Total	$645	$981	(34)%	$2,160	$4,043	(47)%

Adjusted EBITDA
Vacation Ownership	$115	$222	(48)%	$121	$756	(84)%
Travel and Membership	49	55	(11)%	191	289	(34)%
Segment Adjusted EBITDA	164	277		312	1,045
Corporate and other	(16)	(12)		(53)	(54)
Total Adjusted EBITDA	$148	$265	(44)%	$259	$991	(74)%

Adjusted EBITDA Margin	22.9%	27.0%		12.0%	24.5%

Key Operating Statistics

Vacation Ownership
Gross VOI sales	$281	$582	(52)%	$967	$2,355	(59)%
Tours (in thousands)	85	234	(64)%	333	945	(65)%
VPG (in dollars)	$2,938	$2,373	24%	$2,486	$2,381	4%
New owner sales mix	25.3%	33.7%		27.3%	36.8%

Travel and Membership
Average number of members (in thousands)	3,652	3,884	(6)%	3,749	3,887	(4)%
Exchange revenue per member (in dollars)	$134	$153	(13)%	$126	$167	(24)%

Note: Amounts may not calculate due to rounding. See Table 9 for definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 5 and Table 6. See "Presentation of Financial
Information" and the tables for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.

Table 3

Travel + Leisure
Operating Statistics: Vacation Ownership

The following operating statistics are the drivers of the Company's revenues and therefore provide an enhanced understanding of the Company's businesses: (a)

	Year	Q1	Q2	Q3	Q4		Full Year
Gross VOI Sales (in millions) (b)	2020	$413	$18	$256	$281		$967
	2019	$484	$626	$663	$582		$2,355
	2018	$465	$602	$640	$564		$2,271

Tours (in thousands)	2020	162	6	80	85		333
	2019	192	249	269	234		945
	2018	190	241	259	214		904

VPG	2020	$2,128	NM	$3,039	$2,938		$2,486
	2019	$2,405	$2,425	$2,332	$2,373		$2,381
	2018	$2,303	$2,411	$2,350	$2,499		$2,392

Provision for Loan Losses (in millions) (c)	2020	$(315)	$(30)	$(45)	$(25)		$(415)
	2019	$(109)	$(129)	$(135)	$(106)		$(479)
	2018	$(92)	$(126)	$(132)	$(106)		$(456)

Provision for Loan Loss as a Percentage of Gross VOI Sales, net of Fee-for-Service sales	2020	NM	NM	18.8%	9.5%	(d)	NM
	2019	22.5%	21.2%	20.3%	18.6%		20.6%
	2018	20.4%	21.4%	20.8%	19.3%		20.5%

Allowance for Loan Losses (in millions)	2020	$930	$846	$788	$693		$693
	2019	$721	$735	$767	$747		$747
	2018	$684	$705	$743	$734		$734

Gross Vacation Ownership Contract Receivables (in millions)	2020	$3,722	$3,461	$3,309	$3,175		$3,175
	2019	$3,741	$3,783	$3,885	$3,867		$3,867
	2018	$3,560	$3,609	$3,732	$3,771		$3,771

Allowance for Loan Loss as a Percentage of Gross Vacation Ownership Contract Receivables	2020	25.0%	24.4%	23.8%	21.8%		21.8%
	2019	19.3%	19.4%	19.7%	19.3%		19.3%
	2018	19.2%	19.5%	19.9%	19.5%		19.5%

Note:    Full year amounts and percentages may not compute due to rounding.
NM    Not Meaningful
(a)     Includes the impact of acquisitions from the acquisition dates forward.
(b)     Includes Gross VOI sales under the Company's Fee-for-Service sales. (See Table 6 for a reconciliation of Net VOI sales to Gross VOI sales).
(c)     Represents provision for estimated losses on vacation ownership contract receivables, which is recorded as contra revenue to vacation ownership interest sales on the Consolidated Statements of Income/(Loss).
(d)    The percentage was 17.3%, excluding the release of $20 million of the COVID-19 reserve.

Table 3

Travel + Leisure
Operating Statistics: Travel and Membership

The following operating statistics are the drivers of the Company's revenues and therefore provide an enhanced understanding of the Company's businesses: (a)

	Year	Q1	Q2	Q3	Q4	Full Year
Average Number of Members (in thousands)	2020	3,864	3,799	3,680	3,652	3,749
	2019	3,875	3,893	3,895	3,884	3,887
	2018	3,852	3,844	3,857	3,833	3,847

Exchange Revenue Per Member	2020	$137	$103	$132	$134	$126
	2019	$185	$165	$162	$153	$167
	2018	$195	$173	$164	$153	$171

Exchange Transactions	2020	260	71	214	217	762
Non-Exchange Transactions	2020	93	40	80	64	278
Total Travel and Membership Transactions (in thousands) (b)	2020	353	111	294	281	1,040

Exchange Transactions	2019	444	377	368	304	1,493
Non-Exchange Transactions	2019	—	—	70	93	163
Total Travel and Membership Transactions (in thousands) (b)	2019	444	377	438	397	1,656

Note:    Full year amounts and percentages may not compute due to rounding.
(a)     Includes the impact of acquisitions from the acquisition dates forward.
(b)    Given recent acquisitions, we will be reporting transactions as a key operating metric for our Travel and Membership segment beginning in 2021. The company is providing 2020 and 2019 data in advance of this change.

Table 4

Travel + Leisure
Revenue by Reportable Segment
(in millions)

	2020
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$90	$(13)	$196	$231	$505
Property Management Fees and Reimbursable Revenues	176	123	149	148	595
Consumer Financing	127	119	114	107	467
Other Revenues	16	10	18	26	70
Total Vacation Ownership	409	239	477	512	1,637

Travel and Membership
Exchange Revenues	133	98	122	122	474
Other Revenues	17	7	16	13	54
Total Travel and Membership	150	105	138	135	528
Total Reportable Segments	$559	$344	$615	$647	$2,165

	2019
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$375	$481	$528	$464	$1,848
Property Management Fees and Reimbursable Revenues	170	170	178	183	702
Consumer Financing	125	128	132	130	515
Other Revenues	13	31	20	24	86
Total Vacation Ownership	683	810	858	801	3,151

Travel and Membership
Exchange Revenues	180	161	158	149	647
Other Revenues	56	69	92	32	251
Total Travel and Membership	236	230	250	181	898
Total Reportable Segments	$919	$1,040	$1,108	$982	$4,049

	2018
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$358	$462	$503	$446	$1,769
Property Management Fees and Reimbursable Revenues	164	162	172	168	665
Consumer Financing	118	120	126	128	491
Other Revenues	21	26	19	23	91
Total Vacation Ownership	661	770	820	765	3,016

Travel and Membership
Exchange Revenues	188	166	158	146	658
Other Revenues	58	72	85	45	260
Total Travel and Membership	246	238	243	191	918
Total Reportable Segments	$907	$1,008	$1,063	$956	$3,934

Note: Full year amounts may not add across due to rounding.

Table 5
Travel + Leisure
Non-GAAP Measure: Reconciliation of Net Income/(Loss) to
Adjusted Net Income/(Loss) from Continuing Operations to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	EPS	2019	EPS	2020	EPS	2019	EPS
Net income/(loss) attributable to TNL shareholders	$2	$0.03	$167	$1.87	$(255)	$(2.97)	$507	$5.48
(Loss)/gain on disposal of discontinued business, net of income taxes	(2)		12		(2)		18
Net income/(loss) from continuing operations	$4	$0.05	$155	$1.73	$(253)	$(2.95)	$489	$5.29
Impairments	2		27		57		27
COVID-19 related costs	6		—		56		—
Exchange inventory write-off	—		—		48		—
Restructuring costs	12		5		39		9
Amortization of acquired intangibles (a)	2		3		9		9
Legacy items	2		—		4		1
Separation and related costs	—		1		—		45
Acquisition and divestiture costs	—		(2)		—		1
Gain on sale of business	—		(68)		—		(68)
Taxes (b)	—		21		(40)		6
Adjusted net income/(loss) from continuing operations	$28	$0.32	$142	$1.58	$(80)	$(0.94)	$520	$5.62
Interest expense	54		39		192		162
Depreciation	30		29		117		112
Stock-based compensation expense (c)	6		6		20		20
Interest income	(1)		(2)		(7)		(7)
Income taxes/(benefits) on adjusted net income/(loss)	31		50		17		185
Adjusted EBITDA	$148		$265		$259		$991

Diluted Shares Outstanding	86.6		89.8		86.1		92.4

Amounts may not calculate due to rounding. The table above reconciles certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income/(loss) from continuing operations, adjusted EBITDA and adjusted diluted EPS from continuing operations to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures.

(a)    Amortization of acquisition-related intangible assets is excluded from adjusted net income/(loss) from continuing operations and adjusted EBITDA.
(b)     In the three months ended December 31, 2020, the amount represent the tax effect of the adjustments totaling $8 million, offset by $3 million of non-cash tax expense associated with COVID-19 related increases to valuation allowances and $5 million of additional tax related to the Company's former rentals businesses. In the three months ended December 31, 2019, the amount represents $13 million of tax expense related to the separation of the hotel business and $8 million of net tax effects of the adjustments. In the twelve months ended December 31, 2020, the amounts represent the tax effect of the adjustments totaling $54 million, partially offset by $9 million of non-cash tax

Table 5
(continued)
expense associated with COVID-19 related increases to valuation allowances and $5 million of additional tax related to the Company's former rentals businesses. In the twelve months ended December 31, 2019, the amount represents $13 million of tax expense related to the separation of the hotel business partially offset by $7 million of net tax effects of the adjustments.
(c)     All stock-based compensation is excluded from adjusted EBITDA.

Table 6

Travel + Leisure
Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales
(in millions)

The Company believes gross VOI sales provide an enhanced understanding of the performance of its vacation clubs business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Net VOI sales (see Table 4) to Gross VOI sales (see Table 3):

Year
2020	Q1	Q2	Q3	Q4	Full Year

Net VOI sales	$90	$(13)	$196	$231	$505
Loan loss provision	315	30	45	25	415
Gross VOI sales, net of Fee-for-Service sales	405	17	241	256	920
Fee-for-Service sales	8	1	15	25	47
Gross VOI sales	$413	$18	$256	$281	$967

2019

Net VOI sales	$375	$481	$528	$464	$1,848
Loan loss provision	109	129	135	106	479
Gross VOI sales, net of Fee-for-Service sales	484	610	663	570	2,327
Fee-for-Service sales	—	16	—	12	28
Gross VOI sales	$484	$626	$663	$582	$2,355

2018

Net VOI sales	$358	$462	$503	$446	$1,769
Loan loss provision	92	126	132	106	456
Gross VOI sales, net of Fee-for-Service sales	450	588	635	552	2,225
Fee-for-Service sales	15	14	5	12	46
Gross VOI sales	$465	$602	$640	$564	$2,271

Note: Amounts may not add due to rounding.

Table 7

Travel + Leisure
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Adjusted Free Cash Flow from Continuing Operations
(in millions)

	Twelve Months Ended December 31,
	2020	2019

Net cash provided by operating activities from continuing operations	$374	$453
Property and equipment additions	(69)	(108)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(333)	185
Free cash flow from continuing operations	$(28)	$530
Separation and other adjustments (a)	16	87
COVID-19 related adjustments (b)	47	—
Adjusted free cash flow from continuing operations	$35	$617

(a)     Includes cash paid for separation-related activities and transaction costs for acquisitions and divestitures.
(b)     Includes cash paid for COVID-19 expenses factored into the calculation of Adjusted EBITDA.

Table 8
Travel + Leisure
COVID-19 Related Impacts
(in millions)

The tables below present the COVID-19 related impacts to our results of operations for three and twelve months ended December 31, 2020, and the related classification on the Consolidated Statements of (Loss)/Income:

Three Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
Allowance for loan losses:
Provision	(20)	—	—	(20)	—	Vacation ownership interest sales
Recoveries	7	—	—	7	—	Cost of vacation ownership interests
Employee compensation related and other	3	2	2	7	6	COVID-19 related costs
Asset impairments	1	—	1	2	2	Asset impairments
Lease-related	12	—	—	12	12	Restructuring
Total COVID-19	$3	$2	$3	$8	$20

Twelve Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
Allowance for loan losses:
Provision	205	—	—	205	—	Vacation ownership interest sales
Recoveries	(48)	—	—	(48)	—	Cost of vacation ownership interests
Employee compensation related and other	65	9	14	88	56	COVID-19 related costs
Asset impairments	21	34	1	56	56	Asset impairments / Operating expenses
Exchange inventory write-off	—	48	—	48	48	Operating expenses
Lease-related	14	22	—	36	36	Restructuring
Total COVID-19	$257	$113	$15	$385	$196

Table 9

Definitions
Adjusted diluted earnings/(loss) per share: A non-GAAP measure, defined by the Company as Adjusted net income/(loss) from continuing operations divided by the diluted weighted average number of common shares.
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, transaction costs and impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted Free Cash Flow from Continuing Operations: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19.
Adjusted net income/(loss) from continuing operations: A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations adjusted to exclude separation and restructuring costs, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments.
Average Number of Members: Represents paid members in our vacation exchange programs who are current on their annual membership dues or within the allowed grace period.
Exchange Revenue Per Member: Represents total revenues generated from fees associated with memberships, exchange transactions, and other servicing for the period divided by the average number of vacation exchange members during the period.
Free Cash Flow from Continuing Operations (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measures of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by Adjusted EBITDA as defined in the credit agreement.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Travel and Membership Transactions: Represents the number of vacation transactions booked during the period, net of cancellations.
Volume Per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel.